EXHIBIT 5.1

August 31, 2010

Excel Maritime Carriers Ltd.
Par La Ville Place
14 Par La Ville Road
Hamilton HM JX Bermuda

Re:           Excel Maritime Carriers Ltd.

Ladies and Gentlemen:

We have acted as counsel to Excel Maritime Carriers Ltd. (the "Company") and its subsidiaries listed on Schedule A attached hereto (the "Subsidiaries") in connection with the Company's registration statement on Form F-3 (File No. 333-168568) as filed with the U.S. Securities and Exchange Commission (the "Commission") on August 5, 2010 and amended on August 31, 2010 (such registration statement as further amended or supplemented from time to time, the "Registration Statement"), relating to the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act") of (i) an indeterminate number of securities to be offered by the Company, which may include shares of the Company's Class A common stock, par value $0.01 per share, (the "Class A Shares"), shares of the Company's preferred stock, par value $0.01 per share, (the "Preferred Shares"), debt securities of the Company (the "Debt Securities"), guarantees issued by the Subsidiaries with respect to any Debt Securities (the "Guarantees"), warrants to purchase the Company's securities (the "Warrants"), purchase contracts to purchase the Company's securities (the "Purchase Contracts"), and units that comprise any of the foregoing securities (the "Units" and, together with the Class A Shares, Preferred Shares, Debt Securities, Guarantees, Warrants and Purchase Contracts, the "Primary Securities") and (ii) the securities to be offered by the selling securityholders identified in the Registration Statement, consisting of 29,894,005 shares of the Company's Class A common stock, par value $0.01 per share (the "Existing Shares"), 4,071,428 of the Company's Class A common stock purchase warrants (the "Existing Warrants") and 4,071,428 shares of the Company's Class A common stock issuable upon the exercise of the Existing Warrants (the "Existing Warrant Shares").

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company (the "Prospectus") included in the Registration Statement; (iii) the warrant agreements under which the Existing Warrants were issued, as amended, filed as exhibits to the Registration Statement (the "Warrant Agreements"); (iv) the form of warrant agreement that is substantially similar to the warrant agreement under which the Warrants will be issued, filed as an exhibit to the Registration Statement (the "Form of Warrant Agreement"); (v) each document incorporated or deemed to be incorporated by reference into the Registration Statement; (vi) the Amended and Restated Articles of Incorporation and Bylaws of the Company; and (vii) such other corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, officers and directors of the Company and others.

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that:

1. Under the laws of the Republic of Liberia, the Primary Securities, other than the Guarantees, have been duly authorized, and when the Primary Securities, other than Debt Securities and the Guarantees, are issued, sold and paid for as contemplated in the Prospectus or any supplement thereto, will be validly issued, fully paid and non-assessable.

2. Under the laws of the Republic of Liberia, the Primary Securities consisting of Class A Shares and Preferred Shares issuable under the terms of an indenture, Warrants, Purchase Contracts and as part of Units, when issued, sold and paid for as contemplated in the Prospectus or any supplement thereto, will be validly issued, fully paid and non-assessable.

3. Under the laws of the State of New York, the Debt Securities, when issued for value and delivered in accordance with the applicable indenture, and upon due execution and delivery as contemplated in the Prospectus or any supplement thereto, will constitute legal, valid and binding obligations of the Company in accordance with their terms.

4. Under the laws of the Republic of Liberia, the Existing Shares and Existing Warrants have been duly authorized, and are validly issued, fully paid and non-assessable.

5. Under the laws of the State of New York, the Existing Warrants constitute the legal, valid and binding obligations of the Company in accordance with the terms of the Warrant Agreements.

6. Under the laws of the Republic of Liberia, the Existing Warrant Shares have been duly authorized and, when issued, delivered, sold and paid for upon exercise of such Existing Warrants, as contemplated by the Warrant Agreements, will be validly issued, fully paid and non-assessable.

7. Under the laws of the State of New York, the Warrants, when issued pursuant to a validly executed warrant agreement substantially similar to the Form of Warrant Agreement, will constitute the legal, valid and binding obligations of the Company in accordance with the terms of such warrant agreement.

8. Under the laws of the Republic of the Marshall Islands, the Guarantees have been duly authorized and, when issued as contemplated in the Prospectus or any supplement thereto, will be validly issued.

9. Under the laws of the State of New York, the Guarantees, when issued as contemplated in the Prospectus or any supplement thereto, will be valid and binding obligations of the issuing Subsidiaries in accordance with their terms.

This opinion is limited to the law of the State of New York and the federal law of the United States of America, the laws of the Republic of Liberia and the laws of the Republic of the Marshall Islands as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings "Legal Matters" in the Prospectus, without admitting we are "experts" within the meaning of the Securities Act, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Seward & Kissel LLP
Seward & Kissel LLP

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